As filed with the Securities and Exchange Commission on May 18, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANK OF THE OZARKS, INC.

(Exact name of registrant as specified in its charter)

ARKANSAS	71-0556208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17901 CHENAL PARKWAY LITTLE ROCK, ARKANSAS	72223
(Address of Principal Executive Offices)	(Zip Code)

BANK OF THE OZARKS, INC. AMENDED AND RESTATED STOCK OPTION PLAN

(Full title of the plan)

Greg L. McKinney

Chief Financial Officer and Chief Accounting Officer

Bank of the Ozarks, Inc.

17901 Chenal Parkway

Little Rock, Arkansas 72223

(Name and address of agent for service)

501-978-2265

(Telephone number, including area code, of agent for service)

With a copy to:

H. Watt Gregory, III

Kutak Rock LLP

124 West Capitol, Suite 2000

Little Rock, Arkansas 72201

501-975-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, $0.01 par value	1,500,000 shares	$42.40	$63,600,000	$7,390

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based upon the average of the high and low sales prices of the shares of the registrant’s Common Stock as reported on the NASDAQ Stock Market on May 14, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,500,000 shares of Common Stock, $0.01 par value, of Bank of the Ozarks, Inc. (the “Company” or the “Registrant”) to be issued pursuant to the Bank of the Ozarks, Inc. Amended and Restated Stock Option Plan (the “Plan”). The prior registration statements on Form S-8 (File Nos. 333-183909, 333-68596, 333-32173 referred to as the “Prior Registration Statements”), as filed with the U.S. Securities and Exchange Commission (the “SEC” or “Commission”) on September 14, 2012, August 29, 2001 and July 28, 1997, respectively, are currently effective and, as permitted by General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are incorporated by reference herein:

(a)	The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on February 27, 2015 (including portions of the Company’s definitive Proxy Statement for the 2015 Annual Meeting of Shareholders incorporated therein by reference);

(b)	The Company’s Current Reports on Form 8-K filed on May 18, 2015, May 6, 2015, February 10, 2015, January 16, 2015, January 15, 2015 (only Item 8.01 information), and January 2, 2015, in each case except to the extent furnished but not filed; and

(c)	The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on June 26, 1997, and any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any statement modified or superseded will not be deemed, except as so modified or superseded, to be a part of this Registration Statement.

Item 8. Exhibits.

Number	Description

5.1	Opinion of Kutak Rock LLP.

23.1	Consent of Kutak Rock LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Crowe Horwath LLP.

24.1	Power of Attorney (included on signature page of the Registration Statement).

99.1	Bank of the Ozarks, Inc. Amended and Restated Stock Option Plan (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 18, 2015, and incorporated herein by reference).

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on May 18, 2015.

BANK OF THE OZARKS, INC.

By:	/s/ Greg L. McKinney
Name:	Greg L. McKinney
Title:	Chief Financial Officer and Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a director or officer, or both, of Bank of the Ozarks, Inc. (the “Company”), acting pursuant to authorization of the Board of Directors of the Company, hereby appoints George G. Gleason and Greg L. McKinney or any one of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of the Company, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all supplements and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES	TITLE	DATE

/s/ George G. Gleason George G. Gleason (Principal Executive Officer)	Chairman of the Board and Chief Executive Officer	May 18, 2015

/s/ Greg L. McKinney
Greg L. McKinney (Principal Financial Officer and Accounting Officer)	Chief Financial Officer and Chief Accounting Officer	May 18, 2015

/s/ Dan Thomas Dan Thomas	Vice Chairman, Chief Lending Officer and President—Real Estate Specialties Group	May 18, 2015

/s/ Tyler Vance Tyler Vance	Chief Operating Officer, Chief Banking Officer and Director	May 18, 2015

/s/ Nicholas Brown
Nicholas Brown	Director	May 18, 2015

/s/ Richard Cisne
Richard Cisne	Director	May 18, 2015

/s/ Robert East
Robert East	Director	May 18, 2015

/s/ Catherine B. Freedberg
Catherine B. Freedberg	Director	May 18, 2015

/s/ Linda Gleason
Linda Gleason	Director	May 18, 2015

/s/ Peter Kenny
Peter Kenny	Director	May 18, 2015

/s/ William A. Koefoed, Jr.
William A. Koefoed, Jr.	Director	May 18, 2015

/s/ Henry Mariani
Henry Mariani	Director	May 18, 2015

/s/ Robert Proost
Robert Proost	Director	May 18, 2015

/s/ R.L. Qualls
R.L. Qualls	Director	May 18, 2015

/s/ John Reynolds
John Reynolds	Director	May 18, 2015

/s/ Sherece West-Scantlebury
Sherece West-Scantlebury	Director	May 18, 2015

/s/ Ross Whipple
Ross Whipple	Director	May 18, 2015

EXHIBIT INDEX

Number	Description

5.1	Opinion of Kutak Rock LLP.

23.1	Consent of Kutak Rock LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Crowe Horwath LLP.

24.1	Power of Attorney (included on signature page of the Registration Statement).

99.1	Bank of the Ozarks, Inc. Amended and Restated Stock Option Plan (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 18, 2015, and incorporated herein by reference).